1460 El Camino Real, 2nd Floor Menlo Park, CA 94025 +1.650.838.3600
Exhibit 5.1

January 16, 2025

AEye, Inc. 4670 Willow Road, Suite 125 Pleasanton, CA 94588

AEye, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to AEye, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) covered by the Registration Statement of up to 5,353,710 shares of common stock, par value $0.0001, of the Company (“Common Stock”), of which (i) 330,823 shares (“Dowslake Shares”) of Common Stock were issued pursuant to that certain purchase agreement with Dowslake Microsystems Corporation (“Dowslake”), (ii) up to 1,319,316 shares (“Dowslake Note Shares”) of Common Stock issuable upon conversion of a convertible note purchased by Dowslake (the “Dowslake Note”), (iii) up to 2,495,676 shares (the “Note Shares”) of Common Stock are issuable upon conversion of a convertible note purchased by 3i, LP (the “Note”) and (iv) up to 1,207,895 shares (the “Warrant Shares”) of Common Stock are issuable upon exercise of a warrant to purchase Common Stock held by 3i, LP (the “Warrant”), each as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

(a)	The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof;
(b)	The Registration Statement;
(c)	The Prospectus; and
AOSHEARMAN.COM
Allen Overy Shearman Sterling US LLP is a limited liability partnership organized under the laws of the State of Delaware. Allen Overy Shearman Sterling US LLP is affiliated with Allen Overy Shearman Sterling LLP, a limited liability partnership registered in England and Wales with registered number OC306763 and with its registered office at One Bishops Square, London E1 6AD. It is authorized and regulated by the Solicitors Regulation Authority of England and Wales (SRA number 401323). The term partner is used to refer to a member of Allen Overy Shearman Sterling LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen Overy Shearman Sterling LLP and of the non-members who are designated as partners is open to inspection at its registered office at One Bishops Square, London E1 6AD.

January 16, 2025

(d)	Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including the forms of the Dowslake Note, the Note and the Warrant, filed as Exhibits 4.6, 4.9 and 4.10, respectively, to the Registration Statement.

In our review of the Opinion Documents, we have assumed:

(a)	The genuineness of all signatures;
(b)	The authenticity of the originals of the documents submitted to us;
(c)	The conformity to authentic originals of any documents submitted to us as copies; and
(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents, and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	The Dowslake Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable;
2.	The Dowslake Note Shares and the Note Shares have been duly authorized by the Company, and when issued and delivered by the Company upon conversion of the Dowslake Note and the Note in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and
3.	The Warrant Shares have been duly authorized by the Company, and when issued and delivered by the Company upon exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

January 16, 2025

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Allen Overy Shearman Sterling US LLP

YH/dl/hs

CMF